Exhibit 4.2

RVCN

FILED 06/29/2012 08:21 AM		FORM DC-2
Business Registration Division		7/2008
DEPT. OF COMMERCE AND CONSUMER AFFAIRS	STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
State of Hawaii	Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810
Phone No. (808) 586-2727
235100 D1
ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
(Section 414-266, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, duly authorized officer of the corporation submitting these Articles of Amendment, certifies as follows:

1.                                      The present name of the corporation is:

Alexander & Baldwin Holdings, Inc.

2.                                      The name of the corporation is changed to:

Matson, Inc.

3.                                      The total number of shares outstanding is: 100

4.                                      The amendment to change the corporation name was adopted (check one):

☐ at a meeting of the shareholders held on
	(Month	Day	Year)

Class/Series	Total Number of Votes Entitled to be Cast	Number of Votes Cast For Amendment	Number of Votes Cast Against Amendment

OR

☒ by written consent dated	June	4,	2012	which all of the shareholders signed.
	(Month	Day	Year)

The undersigned certifies under the penalties of Section 414-20, Hawaii Revised Statutes, that the undersigned has read the above statements, I/we are authorized to make this change, and that the statements are true and correct.

Signed this 4th day of June, 2012

Alyson J. Nakamura, Secretary	/s/ Alyson J. Nakamura
(Type/Print Name & Title)	(Signature of Officer)

SEE INSTRUCTIONS ON REVERSE SIDE.  The articles must be signed by at least one officer of the corporation.